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                                                                     EXHIBIT 5.1


                                                              September 22, 2006


The Board of Directors
P. H. Glatfelter Company
96 South George Street, Suite 500
York, Pennsylvania 17401


Ladies and Gentlemen:

We have acted as counsel to P. H. Glatfelter Company, a Pennsylvania corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to $200,000,000 aggregate principal amount of the Company's 7 1/8% Senior Notes due 2016 (the "Exchange Notes") and the full and unconditional guarantees by the subsidiary guarantors listed on Schedule I hereto (collectively, the "Subsidiary Guarantors" and, together with the Company, the "Relevant Parties") as to the payment of principal and interest on the Exchange Notes (the "Exchange Note Subsidiary Guarantees"). Pursuant to the Registration Statement, the Company is offering to exchange (the "Exchange Offer") all of the Exchange Notes for a like amount of its outstanding unregistered 7 1/8% Senior Notes due 2016 (the "Notes"), and to exchange the Exchange Note Subsidiary Guarantees for the outstanding unregistered full and unconditional guarantees as to the payment of principal and interest on the Notes by the Subsidiary Guarantors (the "Note Subsidiary Guarantees").

The Exchange Notes and the Exchange Note Subsidiary Guarantees will be registered under the Securities Act as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus") and will be issued upon consummation of the Exchange Offer. The Notes and the Note Subsidiary Guarantees were, and the Exchange Notes and the Exchange Note Subsidiary Guarantees will be, issued pursuant to an indenture, dated as of April 28, 2006 (the "Base Indenture"), among the Company, the initial Subsidiary Guarantors (as defined therein) party thereto as guarantors, and SunTrust Bank, as trustee (the "Trustee"), as supplemented by a first supplemental indenture, dated as of September 22, 2006, among the Company, the Subsidiary Guarantors and the Trustee (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture").

In that connection, we have reviewed originals or copies of the following documents:

         (a)      The Indenture.


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         (b) A Specimen of the Exchange Notes.

The documents described in the foregoing clauses (a) through (b) of this paragraph are collectively referred to herein as the "Opinion Documents."

We have also reviewed the following:

         (a) The Registration Statement.

         (b) The Prospectus.

         (c) The Registration Rights Agreement as of April 28, 2006 among the Company, the Subsidiary Guarantors named therein, Credit Suisse Securities
     (USA) LLC, PNC Capital Markets LLC, ABN AMRO Incorporated and SunTrust Capital Markets, Inc. (the "Registration Rights Agreement").

         (d) originals or copies of such other corporate records of the Company and its subsidiaries, certificates of public officials and of officers of the Company and its subsidiaries and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

         (a) The genuineness of all signatures.

         (b) The authenticity of the originals of the documents submitted to us.

         (c) The conformity to authentic originals of any documents submitted to us as copies.

         (d) As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Relevant Parties.

         (e) That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Relevant Parties, enforceable against each such party in accordance with its terms.

         (f) That:

                  (i) Each Relevant Party is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

                  (ii) Each Relevant Party has full power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized executed and delivered (except to the extent Generally Applicable Law is applicable to such execution and delivery), the Opinion Documents to which it is a party.



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                  (iii) The execution, delivery and performance by each Relevant
         Party of the Opinion Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) and do not:

                           (A) contravene its certificate or articles of
                  incorporation, bylaws or other organizational documents;

                           (B) except with respect to Generally Applicable Law,
                  violate any law, rule or regulation applicable to it; or

                           (C) result in any conflict or breach of any agreement
                  or document binding on it.

                  (iv) Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any of the Company or the Subsidiary Guarantors of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

"Generally Applicable Law" means the federal law of the United States of America, and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Relevant Parties, the Opinion Documents or the transactions governed by the Opinion Documents, and for purposes of assumption paragraph (f) above and our opinion in paragraph 1 below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term "Generally Applicable Law" does not include any law, rule or regulation that is applicable to the Relevant Parties, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Opinion Documents or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

                  1. The Indenture has been duly executed and delivered and is the legal, valid and binding obligation of each Relevant Party that is a party thereto, enforceable against such Relevant Party in accordance with its terms.

                  2. If and when duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and if and when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes will be the legal, valid and binding obligations of the



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         Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

                  3. If and when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, the Exchange Note Subsidiary Guarantees will be the legal, valid and binding obligations of the Subsidiary Guarantor which issued such Exchange Note Subsidiary Guarantee, enforceable against such Subsidiary Guarantor in accordance with its terms and entitled to the benefits of the Indenture.

Our opinions above are subject to the following qualifications:

                  (a) Our opinions above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers).

                  (b) Our opinions above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                  (c) Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.

Very truly yours,

/s/ Shearman & Sterling LLP



BC/FE/CU/MR/SM
JL



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